Exhibit 10.14

ZOLL Medical Corporation

Employee Code of Conduct

ZOLL is committed to producing the highest quality medical devices and to maintaining its reputation for excellence through customer-focused quality. We believe that long-term, trusting business relationships are built upon honesty, openness and fairness. ZOLL employees are expected to uphold the highest professional and ethical standards and utilize good judgment at all times. ZOLL is committed to providing a safe and productive work environment which values teamwork, diversity, and open communication.

These guidelines are meant to provide a general framework for the Company’s expectations with respect to the conduct of its employees and Directors. ZOLL employees will adhere to the Code of Conduct as well as relevant laws and regulations in countries in which ZOLL operates.

Quality

ZOLL employees demonstrate the Company’s commitment to excellence by delivering the highest quality products and services to our customers. Quality is defined by our customers’ expectations and needs. ZOLL is committed to meet or exceed all quality standards set forth by the Food and Drug Administration and other regulatory bodies. To ensure the highest quality, ZOLL has implemented guidelines for quality control and testing procedures.

ZOLL employees are responsible for reporting all concerns relating to a compromise of quality to their Supervisor, Manager or the Director of Quality/Regulatory Affairs.

ZOLL is dedicated to measuring customer satisfaction, which enables us to think like our customers and work on their behalf. ZOLL regularly monitors our suppliers and vendors to ensure that they are providing us with the highest quality products. ZOLL is dedicated to enhancing our value to customers by developing new, safe and effective products for our customers.

Integrity

      Interaction with Customers

Customers are a focal point of ZOLL’s business. ZOLL believes that customer service is the key to ensuring business success. ZOLL customers should be acquired through superior service and products, never through unethical or questionable conduct or relationships. Similarly, ZOLL customers will be acquired via professional sales interaction which highlights the benefits of ZOLL products.

ZOLL customers will not be offered or receive an unlawful payment or kickback with an explicit or implicit expectation to purchase ZOLL products or services. Employees of customers will not be directly or indirectly offered or solicited by any kind of payment, contributions or material gifts from a ZOLL employee for the purpose of influencing or rewarding a favorable result in a business transaction. These requirements are not intended to prohibit the giving or receiving of social amenities within the bounds of good taste and consistent with generally accepted business practices.

      Supplier Responsibility

ZOLL considers its suppliers, distributors and consultants to be an integral part of our company and as such we expect them to adhere to the principles of ZOLL’s Code of Conduct in the course of their work on behalf of ZOLL. Suppliers, distributors and consultants wishing to transact business with ZOLL must have a good reputation for quality and honesty in the business community. Suppliers, distributors and consultants will be given a chance to compete fairly for ZOLL’s business, removing any conflict of interest.

All information developed or shared with a supplier, distributor or consultant as a result of the business process should be considered proprietary and confidential to ZOLL and may not be disclosed to a third party without express written consent from ZOLL.

ZOLL’s suppliers, distributors or consultants should be aware that illegal or unethical activity will not be tolerated and may result in termination of the business relationship.

      Employee Responsibility

ZOLL employees must understand that their job performance directly affects patient lives and livelihoods. Superior work is always expected. Employees are accountable and responsible for the quality of the work he/she produces.

ZOLL employees, being bound by the policy of integrity, are prohibited from signing off on a process or product without inspecting it, or from representing the work of another employee as his/her own.

ZOLL employees should act responsibly and ethically in all dealings with customers, suppliers, distributors, consultants and other ZOLL employees.

ZOLL employees are viewed as having a conflict of interest when a personal interest or activity may or have the potential to influence or interfere with that employee’s performance of duties, responsibilities or loyalties to ZOLL. In such instances the employee is expected to bring the potential conflict to the attention of their immediate supervisor and refrain from participation in the affected activity.

ZOLL employees should be especially careful not to inadvertently disclose confidential or proprietary information through sources such as e-mail, telephone, voice mail or internet chat rooms and are expected to uphold ZOLL’s good name both on and off of company property.

ZOLL employees who become aware of illegal or unethical activity by one of ZOLL’s employees, suppliers, distributors or consultants should report that information immediately to their immediate supervisor or the Director of Human Resources.

Safe & Respectful Environment

ZOLL is committed to providing a safe and secure work environment for its employees, suppliers, and customers. Safety is critical in manufacturing environments, but is not restricted to those areas. Each employee must recognize their individual responsibility to maintain a workplace free from hazards. Employees should be alert to any safety risks associated with ZOLL’s materials, products and/or procedures as they perform their jobs and report any hazards or concerns to their supervisor or manager promptly.

Respect for ZOLL property should be observed at all times. In addition, employees are responsible for not endangering themselves or those around them.

A safe work environment is also an environment free from harassment and discrimination. Harassment can take many forms — verbal or physical — and usually results in a hostile work environment. Each employee is responsible for familiarizing him/herself with ZOLL’s anti-harassment policy, and observing this policy in all dealings with fellow employees, suppliers, and customers.

An environment that respects each person’s privacy and dignity is one that fosters trust; without trust, the organization cannot operate effectively. Employees are expected to treat each other fairly and with respect. Each employee should consider the impact of his/her behavior and decisions on those around them, and act accordingly. Valuing each others’ diversity and differences of opinion creates excitement for employees, and is the key to creating a more productive work environment.

Legal Compliance

ZOLL expects honesty and openness in dealings with others from each of its employees. Employees are expected to raise ethical concerns and report any actual or suspected ethical misconduct to supervisors and senior management. Honesty also requires that employees refuse to participate either actively or passively in any cover up of such misconduct. Each employee is expected to cooperate fully in any investigation of ethical matters by ZOLL and its outside counsel. “Looking the other way” on a potential violation is in direct contradiction to ZOLL’s commitment to honesty and integrity.

      FDA and Government Regulatory Affairs

Governmental agencies, health ministries, and other regulatory authorities worldwide regulate ZOLL products. Every employee is responsible for compliance with worldwide product regulation requirements, including marketing approvals, conduct of clinical studies, good manufacturing practice requirements and standards, design controls, labeling and advertising controls, and any other product regulations and controls set forth by government agencies. Each employee is responsible for reporting any significant issues to management and the Director of Quality/Regulatory Affairs.

ZOLL is committed to maintaining an open and professional relationship with regulators on matters of regulatory policy, submissions, compliance and product performance.

      Antitrust/Insider Trading

Antitrust laws in the U.S. and competition laws outside the U.S. exist to ensure free and open competition in the market place, a principle that ZOLL fully supports. Violation of these laws can result in civil liabilities and criminal penalties for ZOLL and its directors, officers and employees. These laws are complex; therefore, no collaborative action with a competitor or any action that could have an improper anti-competitive effect shall be undertaken without review by ZOLL’s legal counsel.

No employee or Director shall use any non-public information obtained in his or her capacity as an employee for his or her own personal gain or to the detriment of the Corporation. To this end, ZOLL has instituted a blackout period related to the sale of its stock for the period beginning three weeks prior to each quarter-end and ending three business days after release of quarterly earnings. The policy and blackout periods also apply to ZOLL stock held by employees in the Company’s 401(k) plan.

      Record keeping/Disclosure

All officers and employees are responsible for ensuring the accuracy and reliability of the Company’s records. By maintaining accurate records, the Company can seek to assure legal and ethical business practices are being followed and prevent fraudulent activities.

All transactions must be accurately documented and accounted for on the books and records of the Company in conformance with the Corporation’s written accounting policies and procedures. No undisclosed or unrecorded funds, assets or liabilities of ZOLL may be maintained for any purpose. No employee should enter into any transaction that is other than as described in the supporting documentation.

Finance managers for ZOLL businesses, including foreign subsidiaries, have the responsibility to express their independent views to, and raise any significant issues with, the Chief Financial Officer.

The Company is committed to providing full, fair, accurate, timely and understandable disclosure in all reports it is required to file with the Securities and Exchange Commission.

All Directors of ZOLL are bound by their fiduciary duties to the stockholders of the Company as well as their obligations under ZOLL’s charter and by-laws and applicable law. The Directors will strive at all times to act in the best interests of ZOLL’s stockholders and in accordance with these requirements.

Resolution of Conflict

Any employee that is witness to a violation of this Code of Conduct, or has questions about whether a violation is occurring, should report such violation to their immediate supervisor or the Director of Human Resources.

The Company will take appropriate action in response to any violation of this Code of Conduct so as to ensure its prompt and consistent enforcement. Any such action will be taken only after a fair process has been utilized to determine whether a violation of the Code has occurred. The Company will not retaliate against any employee on account of his/her reporting any violation of this Code. All waivers from this Code relating to any executive officer or Director must be approved by the Board and disclosed as required by applicable laws.